UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2005

GENTA INCORPORATED
 (Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

Two Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 FORM OF STOCK OPTION AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement

On January 6, 2005, Genta Incorporated (“the Company”) approved performance bonuses for 2004 to certain of the Company’s executive officers. Stefan Grant, M.D., Vice President, Legal Affairs and Corporate Counsel will receive $58,500, Loretta M. Itri, M.D., President, Pharmaceutical Development and Chief Medical Officer will receive $127,200, William P. Keane, Vice President, Chief Financial Officer and Corporate Secretary will receive $95,300 and Bruce A. Williams, Senior Vice President, Sales and Marketing will receive $62,100. The bonuses were approved by the Compensation Committee of the Board of Directors and were based upon industry compensation practices and an evaluation of the performance of each officer during 2004.

On January 7, 2005, the Company’s Compensation Committee of the Board of Directors of Genta Incorporated granted stock options to certain of the Company’s executive officers to purchase up to the following specified number of shares of common stock; Stefan Grant, M.D., Vice President, Legal Affairs and Corporate Counsel will receive an option for 30,000 shares, Loretta M. Itri, M.D., President, Pharmaceutical Development and Chief Medical Officer will receive an option for 30,000 shares, William P. Keane, Vice President, Chief Financial Officer and Corporate Secretary will receive an option for 35,000 shares and Bruce A. Williams, Senior Vice President, Sales and Marketing will receive an option for 25,000 shares. All of the aforementioned stock options are granted with an exercise price of $1.62 per share, which is equal to the fair market price of the Company’s common stock on the date of the grant and will expire 10 years from such date. The options vest in four equal annual installments on each of the first, second, third and fourth anniversaries of the grant date.

Item 9.01 Financial Statements and Exhibits

A form of the stock option agreement is attached hereto as exhibit 99.1.

Exhibit Number	Description

99.1	Form of Stock Option Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	January 11, 2005	By:	/s/ William P. Keane

			Name:	William P. Keane
			Title:	Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Form of Stock Option Agreement